FOR IMMEDIATE RELEASE

CONTACT:           STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2008

Philadelphia, PA, December 8, 2008 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported adjusted income from continuing operations, a non-GAAP measure, of $539,000, or $0.03 per common share-diluted and $11.5 million, or $0.62 per common share-diluted for the fourth quarter and fiscal year ended September 30, 2008, respectively, as compared to $3.3 million, or $0.17 per common share-diluted and $19.5 million, or $1.02 per common share-diluted for the fourth quarter and fiscal year ended September 30, 2007, respectively.  A reconciliation of the Company’s reported GAAP (loss) income from continuing operations to adjusted income from continuing operations, a non-GAAP measure, is included as Schedule I to this release.

The Company recorded non-cash charges, net of tax, of $5.7 million and $20.0 million for the fourth quarter and fiscal year ended September 30, 2008, respectively, primarily related to residual interests underlying some of its funds secured by trust preferred securities.  In conjunction therewith, the Company reported a net loss after discontinued operations of $9.2 million, or $0.52 per common share-diluted for the fourth quarter ended September 30, 2008, and a net loss after discontinued operations of $26.2 million, or $1.50 per common share-diluted for the fiscal year ended September 30, 2008, as compared to a net loss of $11.0 million or $0.63 per common share-diluted for the fourth quarter ended September 30, 2007, and net income of $3.7 million, or $0.19 per common share-diluted for the fiscal year ended September 30, 2007.

The Company also reports:

•
Retail Capital Fundraising. During the latter part of fiscal 2008, the Company launched three funds through its retail broker-dealer channel with targeted fundraising of approximately $280.0 million.  Two funds launched by LEAF Financial Corp. (“LEAF”), the Company's commercial finance subsidiary, have raised $39.7 million from August 2008 through December 5, 2008 and the third fund, launched by Resource Real Estate Holdings, Inc. (“Resource Real Estate”), has raised $16.6 million from July 2008 through December 5, 2008.

•
Distressed Real Estate Funds.  The Company through its distressed real estate joint ventures has closed on $71.1 million of acquisitions, including committed capital.  The Company anticipates acquiring at least an additional $140.0 million of distressed assets that it will manage during fiscal 2009 and anticipates utilizing its retail broker-dealer channel to launch a $50.0 million fund to expand its distressed real estate operations.

•
LEAF Fund Financing Activities.  During November 2008, the Company through LEAF Equipment Leasing Income Fund III, L.P. (“Fund III”), an unconsolidated leasing partnership managed by LEAF, entered into two financing facilities totaling $355.0 million including: i) a $205.0 million credit facility led by Morgan Stanley Bank that was used to acquire the assets of NetBank Business Finance and ii) a five-year revolving $150.0 million credit facility that refinanced a maturing credit facility and will also fund future originations.

•
Reduced Balance Sheet Exposure.  The Company has reduced to $725,000, net of tax, its balance sheet exposure to future valuation adjustments related to investments in trust preferred securities reported as investments in unconsolidated entities and direct investments in collateralized debt obligations secured by trust preferred securities.  The Company has no exposure to valuation adjustments for residential mortgage-backed securities.

•
Reduction of General and Administrative Expenses.  The Company instituted measures in fiscal 2008 to reduce its general and administrative expenses which it expects will result in savings of approximately $17.0 million on an annualized basis beginning in January 2009.  Operating results for the fourth quarter and fiscal year ended September 30, 2008 were impacted by $1.8 million of severance expenses.

•
Debt Reduction.  As of September 30, 2008, the Company reduced its total consolidated borrowings outstanding to $554.1 million from $706.4 million at September 30, 2007, a decrease of 22%.  At September 30, 2008, borrowings include $214.5 million of borrowings consolidated under FIN 46-R as to which there is no recourse to the Company, $272.7 million of non-recourse revolving credit facilities and promissory notes at LEAF and $66.9 million of other debt, which includes $13.7 million of mortgage debt secured by properties owned by the Company’s subsidiaries.

•
Adjusted Revenue and Adjusted Operating Income.  For the fourth quarter and fiscal year ended September 30, 2008, the Company reported adjusted revenues of $38.0 million and $179.4 million, respectively, as compared to $34.0 million and $129.7 million for the fourth quarter and fiscal year ended September 30, 2007, respectively.  For the fourth quarter and fiscal year ended September 30, 2008, the Company reported adjusted operating income of $4.4 million and $56.9 million, respectively, as compared to $15.9 million and $60.7 million for the fourth quarter and fiscal year ended September 30, 2007, respectively.  Adjusted revenues and adjusted operating income, both non-GAAP measures, include $6.0 million and $23.5 million of pre-tax fair value adjustments on investments reported under the equity method of accounting for the fourth quarter and fiscal year ended September 30, 2008, respectively, as compared to $2.3 million and $2.9 million for the fourth quarter and fiscal year ended September 30, 2007, respectively.  A reconciliation of the Company’s reported GAAP revenue and operating (loss) income to adjusted revenue and operating income is included as Schedule II to this release.

•
Year Over Year Increase in Assets Under Management.  The Company’s assets under management were $18.0 billion at September 30, 2008, a $1.3 billion increase (8%) from September 30, 2007 and a $782.0 million decrease (4%) from June 30, 2008.

Jonathan Cohen, President and CEO of the Company, commented, “Our results reflect the unprecedented challenges in the worldwide financial system.  These have been difficult months, but we are pleased to have been able to:  reduce our general and administrative costs and our balance sheet exposure; continue to raise funds through our retail channel and increase our assets under management; and to obtain financing for our leasing partnerships where lenders have provided our limited partnerships with new and extended non-recourse facilities of approximately $350.0 million in just the last month.  We believe that we have positioned the Company for profitability from continuing operations. We believe that the success of our approach will become evident in calendar 2009 when our cost structure will be much leaner, our new fundraising should add to our profitability and our new distressed funds obtain economies of scale.  Our fundraising ability through our retail channel and our formidable platform will set the stage for great things in the future. LEAF, our commercial finance asset manager, is already the third largest non-bank leasing company in the United States and it continues to raise capital and sign new financings.  We are hopeful that when the smoke clears we will find ourselves with the preeminent commercial finance platform.”

Assets Under Management

The following table details the Company’s assets under management by operating segment:

At September 30,
	2008	2007
Financial fund management	$14.7 billion	$14.0 billion
Real estate	1.7 billion	1.6 billion
Commercial finance	1.6 billion	1.1 billion
	$18.0 billion	$16.7 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2007.

Book Value

As of September 30, 2008, the Company’s GAAP book value per common share was $8.17 per share.  Total stockholders’ equity was $143.7 million as of September 30, 2008 as compared to $185.3 million as of September 30, 2007.  Total common shares outstanding were 17,595,934 as of September 30, 2008 as compared to 17,417,307 as of September 30, 2007.

Other Highlights for the Fourth Quarter and Fiscal Year Ended September 30, 2008 and Recent Developments

®	LEAF’s assets under management at September 30, 2008 were $1.6 billion, an increase of $442.0 million (40%) from September 30, 2007.

®
LEAF began a public offering of up to $200.0 million of limited partnership interests in August 2008 for LEAF Equipment Finance Fund 4, L.P. (“Fund 4”), an equipment leasing partnership, and for LEAF Commercial Finance Fund (“LCFF”), a $25.0 million offering in the form of 8.25% promissory notes.  Through December 5, 2008, LEAF had raised $39.7 million for Fund 4 and LCFF.

®
LEAF announced that it had successfully completed the public offering of its third public investment partnership, Fund III, on April 25, 2008, which raised $120.0 million.  Fund III closed within 14 months, 42% earlier than the two-year original projection and utilized a syndicate of more than 70 broker-dealers.

®
Resource Real Estate, the Company’s real estate asset manager that invests in and manages real estate investment vehicles on behalf of itself and for outside investors and operates the Company’s commercial real estate debt platform, increased its assets under management to $1.7 billion at September 30, 2008, an increase of $69.0 million (4%) from September 30, 2007.  Since October 1, 2007, Resource Real Estate has acquired $102.0 million in real estate assets for its investment vehicles.

®
Resource Real Estate commenced fundraising for Resource Real Estate Investors 7, L.P. (“RRE 7”), a $55.0 million offering that will invest in multifamily real estate assets.  Since July 2008, $16.6 million has been raised through RRE 7.  We anticipate closing this fund in late fiscal 2009.  In addition, Resource Real Estate intends to launch Resource Real Estate Opportunity Fund L.P., a real estate partnership focused on investing in discounted real estate.

®
Resource Real Estate received a partial paydown of $18.4 million in connection with the substantial settlement of a discounted loan secured by the Evening Star Building in Washington, D.C. and recognized a $7.5 million pre-tax gain.  The Company’s remaining investment is a $3.6 million discounted mezzanine note secured by a 5% interest in the property.

®
Resource Real Estate’s wholly-owned subsidiary, Resource Residential, a multifamily and commercial property management company, completed its first full year of operations.  As of September 30, 2008, Resource Residential employed 253 property management personnel; as of today it employs over 300 people.

®
Resource Real Estate increased the apartment units it manages or whose management it supervises to 15,758 at September 30, 2008.  This includes a portfolio of 44 multifamily properties representing 10,877 apartment units managed by Resource Residential.

®
In the fourth quarter ended September 30, 2008, Resource Real Estate acquired one distressed note for its distressed joint venture for $9.25 million and subsequently acquired two distressed multifamily assets for $13.2 million in November 2008 for this joint venture.

®	The Company’s financial fund management operating segment increased its assets under management at September 30, 2008 to $14.7 billion, an increase of $751.0 million (5%) from September 30, 2007.

®	The Company paid a cash dividend on November 28, 2008 in the amount of $0.07 per share of the Company’s common stock to all holders of record at the close of business on November 14, 2008.

®
Resource Capital Corp. (NYSE: RSO), a real estate investment trust for which the Company is the external manager, paid a cash dividend distribution of $0.39 per common share for its third quarter ended September 30, 2008.

®
The Company generated $30.9 million of cash from operating activities from continuing operations as adjusted during the fiscal year ended September 30, 2008.  A reconciliation of net cash provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted, a non-GAAP measure, is included as Schedule III to this release.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the commercial finance, real estate and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K/A.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events.

The remainder of this release contains the Company’s consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, reconciliation of GAAP (loss) income from continuing operations to adjusted income from continuing operations, reconciliation of GAAP revenue to adjusted revenue and a reconciliation of GAAP operating (loss) income to adjusted operating income and reconciliation of net cash provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,
	2008	2007
ASSETS
Cash	$14,910	$14,624
Restricted cash	23,689	19,340
Receivables	2,014	21,255
Receivables from managed entities and related parties	35,674	20,177
Loans sold, not settled, at fair value	662	148,586
Loans held for investment, net	219,664	285,928
Investments in commercial finance - held for investment, net	184,651	152,728
Investments in commercial finance - held for sale, at fair value	112,730	90,112
Investments in real estate, net	37,972	49,041
Investment securities available-for-sale, at fair value	22,746	51,777
Investments in unconsolidated entities	18,523	39,342
Property and equipment, net	16,886	12,286
Deferred tax assets	44,467	29,877
Goodwill	7,969	7,941
Intangible assets, net	4,329	4,774
Other assets	15,764	18,664
Total assets	$762,650	$966,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses and other liabilities	$60,602	$55,875
Payables to managed entities and related parties	586	1,163
Borrowings	554,059	706,372
Deferred tax liabilities	1,060	11,124
Minority interests	2,610	6,571
Total liabilities	618,917	781,105

Commitments and contingencies	−	−

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 27,421,552 and 26,986,975 shares issued, respectively (including nonvested restricted stock of 513,386 and 199,708, respectively)	269	268
Additional paid-in capital	269,689	264,747
(Accumulated deficit) retained earnings	(3,980)	27,171
Treasury stock, at cost; 9,312,232 and 9,369,960 shares, respectively	(101,440)	(102,014)
ESOP loan receivable	−	(223)
Accumulated other comprehensive loss	(20,805)	(4,602)
Total stockholders’ equity	143,733	185,347
	$762,650	$966,452

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)
REVENUES:
Commercial finance	$14,449	$12,231	$96,881	$40,692
Real estate	12,729	4,407	31,519	22,987
Financial fund management	4,874	15,024	27,536	63,089
	32,052	31,662	155,936	126,768
COSTS AND EXPENSES:
Commercial finance	10,528	5,925	42,741	19,501
Real estate	6,138	3,011	22,602	13,190
Financial fund management	7,717	5,386	27,737	21,264
General and administrative	4,911	2,919	16,080	11,875
Provision for credit losses	2,948	71	8,718	229
Depreciation and amortization	1,409	768	4,660	2,924
	33,651	18,080	122,538	68,983
OPERATING (LOSS) INCOME	(1,599)	13,582	33,398	57,785
OTHER (EXPENSE) INCOME:
Interest expense	(8,218)	(11,105)	(47,266)	(33,566)
Minority interest income (expense), net	4,920	113	4,243	(2,142)
Loss on sales of loans and leases	(1,909)	(5,025)	(19,583)	(5,025)
Impairment charges on investment securities available-for-sale	(6,344)	(12,580)	(14,467)	(12,580)
Other (expense) income, net	(155)	(3,208)	3,036	3,210
	(11,706)	(31,805)	(74,037)	(50,103)
(Loss) income from continuing operations before taxes	(13,305)	(18,223)	(40,639)	7,682
(Benefit) provision for income taxes	(5,035)	(7,289)	(15,695)	2,428
(Loss) income from continuing operations	(8,270)	(10,934)	(24,944)	5,254
Loss from discontinued operations, net of tax	(954)	(34)	(1,299)	(1,558)
NET (LOSS) INCOME	$(9,224)	$(10,968)	$(26,243)	$3,696
Basic (loss) earnings per common share:
Continuing operations	$(0.47)	$(0.63)	$(1.42)	$0.30
Discontinued operations	(0.05)	−	(0.08)	(0.09)
Net (loss) income	$(0.52)	$(0.63)	$(1.50)	$0.21
Weighted average shares outstanding	17,591	17,482	17,518	17,467
Diluted (loss) earnings per common share:
Continuing operations	$(0.47)	$(0.63)	$(1.42)	$0.27
Discontinued operations	(0.05)	−	(0.08)	(0.08)
Net (loss) income	$(0.52)	$(0.63)	$(1.50)	$0.19
Weighted average shares outstanding	17,591	17,482	17,518	19,085

Dividends declared per common share	$0.07	$0.07	$0.28	$0.27

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(26,243)	$3,696
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Impairment charges on investment securities available-for-sale	14,467	12,580
Depreciation and amortization	6,024	3,699
Provision for credit losses	8,718	229
Minority interest (income) expense	(4,243)	2,142
Equity in losses (earnings) of unconsolidated entities	15,656	(13,960)
Distributions from unconsolidated entities	15,647	16,212
Loss on sales of loans and leases	19,583	5,160
Gain on sales of investments in commercial finance assets	(1,956)	(568)
Gain on sales of investment securities available-for-sale	−	(3,533)
Gain on sales of assets	(9,488)	(3,974)
Deferred income tax benefit	(16,031)	(14,891)
Non-cash compensation on long-term incentive plans	5,572	2,695
Non-cash compensation issued	136	1,861
Non-cash compensation received	159	(1,404)
Decrease in commercial finance investments held for sale	65,297	84,950
Changes in operating assets and liabilities	(18,002)	8,143
Net cash provided by operating activities of continuing operations	75,296	103,037
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,401)	(5,441)
Payments received on real estate loans and real estate	23,182	17,501
Investments in real estate	(9,802)	(20,917)
Purchase of commercial finance assets held for investment	(111,700)	(180,205)
Proceeds from sale of commercial finance assets held for investment	74,332	27,342
Purchase of investments	(251,585)	(23,225)
Proceeds from sale of investments	40,360	7,172
Principal payments received on loans	13,931	−
Net cash paid for acquisitions	(8,022)	(20,708)
Increase in other assets	(17,050)	(2,862)
Net cash used in investing activities of continuing operations	(252,755)	(201,343)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	930,731	745,598
Principal payments on borrowings	(715,914)	(649,055)
Distributions paid to minority interest holders	−	(2,368)
Dividends paid	(4,908)	(4,770)
Increase in restricted cash	(31,194)	(10,156)
Proceeds from issuance of stock	182	1,226
Purchase of treasury stock	(237)	(5,368)
Tax benefit from exercise of stock options	−	2,090
Other	315	(611)
Net cash provided by financing activities of continuing operations	178,975	76,586
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(408)	(133)
Investing activities	(86)	−
Financing activities	(736)	(1,145)
Net cash used in discontinued operations	(1,230)	(1,278)
Increase (decrease) in cash	286	(22,998)
Cash at beginning of year	14,624	37,622
Cash at end of year	$14,910	$14,624

This press release contains supplemental financial information determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the exclusion of certain adjustments recorded in the Company’s fiscal year ended September 30, 2008.  Management believes the presentation of these financial measures excluding the impact of certain items provides useful supplemental information that is essential to a proper understanding of the financial results of the Company.  These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SCHEDULE I

RECONCILIATION OF GAAP (LOSS) INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2008	2007	2008	2007
(Loss) income from continuing operations − GAAP	$(8,270)	$(10,934)	$(24,944)	$5,254
Adjustments, net of tax:
Partnership level adjustments	4,260	291	15,811	291
Impairment charges on CDO investments	1,472	7,617	4,190	7,617
Loss on sales of loans	182	2,648	11,415	2,648
Severance costs	1,088	−	1,078	−
Write-off of European real estate investment fund costs	−	2,885	−	2,885
RCC incentive stock	(32)	772	1,510	772
Other	1,839	−	2,464	−
Adjusted income from continuing operations (1)	$539	$3,279	$11,524	$19,467

Adjusted weighted average diluted shares outstanding (2)	18,562	18,755	18,553	19,085

Adjusted income from continuing operations per share-diluted	$0.03	$0.17	$0.62	$1.02

(1)
During the three months and year ended September 30, 2008, in connection with substantial volatility and reduction in liquidity in the global credit markets, the Company recorded several significant adjustments.  For comparability purposes, the Company is presenting adjusted income from continuing operations because it facilitates the evaluation of the Company without the effect of these adjustments.  Adjusted income from continuing operations should not be considered as an alternative to (loss) income from continuing operations (computed in accordance with GAAP).  Instead, adjusted income from continuing operations should be reviewed in connection with (loss) income from continuing operations in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(2)
Includes 971,000 and 1.0 million dilutive shares not used in the calculation of loss from continuing operations per share-diluted for the three months and year ended September 30, 2008, respectively, and 1.3 million dilutive shares for the three months ended September 30, 2007.

SCHEDULE II

RECONCILIATION OF GAAP REVENUE TO ADJUSTED REVENUE AND RECONCILIATION OF
GAAP OPERATING (LOSS) INCOME TO ADJUSTED OPERATING INCOME
(in thousands)
(unaudited)

	Three Months Ended		Years Ended
	September 30,		September
	2008	2007	2008	2007
Revenues
Commercial finance	$14,449	$12,231	$96,881	$40,692
Real estate	12,729	4,407	31,519	22,987
Financial fund management	4,874	15,024	27,536	63,089
Total revenues − GAAP	32,052	31,662	155,936	126,768

Adjustments:
Fair value adjustments (1)	5,982	2,291	23,483	2,901
Adjusted revenues (2)	$38,034	$33,953	$179,419	$129,669

Operating (loss) income − GAAP	$(1,599)	$13,582	$33,398	$57,785

Adjustments:
Fair value adjustments (1)	5,982	2,291	23,483	2,901
Adjusted operating income (2)	$4,383	$15,873	$56,881	$60,686

(1)
Includes realized fair value write-down adjustments of $2.5 million and $0 for the three months ended September 30, 2008 and 2007, respectively, and $9.3 million and $0 for the years ended September 30, 2008 and 2007, respectively.

(2)
Management of the Company views adjusted revenues and adjusted operating income as useful and appropriate supplements to revenues − GAAP and operating (loss) income − GAAP since they exclude fair value adjustments related to current credit market conditions and are not indicative of the Company’s current operating performance.

SCHEDULE III

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING
OPERATIONS TO NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS
AS ADJUSTED
(in thousands)
(unaudited)

Net cash provided by operating activities of continuing operations as adjusted was $30.9 million for the year ended September 30, 2008, an increase of $14.7 million as compared to net cash provided by operating activities of $16.2 million for the year ended September 30, 2007.  The following reconciles net cash provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted (in thousands):

	Years Ended
	September 30,
	2008	2007
Net cash provided by operating activities of continuing operations − GAAP	$75,296	$103,037
Adjustments:
Decrease in commercial finance investments held for sale	(65,297)	(84,950)
Changes in operating assets and liabilities	18,002	(8,143)
Proceeds from sales of investments	2,933	6,268
Net cash provided by operating activities of continuing operations as adjusted (1)	$30,934	$16,212

(1)
Management of the Company believes net cash provided by operating activities of continuing operations as adjusted is a useful and appropriate supplement to GAAP net cash provided by operating activities of continuing operations since it reflects how management views its liquidity and working capital requirements.